UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 27, 2019

PORTSMOUTH SQUARE, INC.

(Exact name of registrant as specified in its charter)

California	0-4057	94-1674111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12121 Wilshire Blvd., Suite 610, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Resignation of a Director; Appointment of a Director

Effective December 27, 2019, Yvonne Murphy hereby resigned as a director of Portsmouth Square, Inc. (the “Company”).

Effective December 27, 2019, Steven Grunwald was appointed to fill the vacancy arising from Ms. Murphy’s resignation and will serve until his successor is elected and duly qualifies. The Board of the Company has determined that Mr. Grunwald qualifies as an independent director under SEC and Nasdaq Rules. Mr. Grunwald is qualified to serve as a director due to his vast experience in the hotel industry. Mr. Grunwald will be compensated according to the Company’s compensation standards for independent directors.

In 2009, Mr. Grunwald became General Manager for The Hotel des Colonies and the Progress Hotel. In 2013, Mr. Grunwald operated the renovations and reopening of an iconic and historical landmark Brussels hotel “The Hotel Siru,” and took over the management for this property. He currently manages the full operations and general management of four hotels of different styles and categories, The Hotel des Colonies, Siru Hotel, Progress Hotel, and Le Chatelain Brussels Hotel. He has participated in many hotel systems integrations such as a new PMS “Property Management System” integration (such as Fidelio, Amadeus, Hotel Concept), and also in new Food & Beverage outlets and management systems (such as ETC, Micros), as well as revenue management platforms & channel managers systems (such as Cubilis, Traveldick), housekeeping & maintenance applications, new GDS “Global distribution System” implementations (such as Synxis, Reconline, Nexus), integrated HACCP programs, guest reviews system (such as Trust You, STR), and other Hotel industry operating tools used worldwide.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTSMOUTH SQUARE, INC.

Dated: December 30, 2019	By:	/s/ Danfeng Xu
Treasurer and Controller